Exhibit 4.3

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

Amendment 139
to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation
and
Dassault Systemes, S.A.

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineeering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to add new products to the Agreement, change some product identification numbers for some previously announced WLS and CAA products, and make other miscellaneous changes.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1) The following products are added to Table A. of Attachment XXIII:

IBM		-------------------------------PLC RELATED ROYALTY-------------------------------
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT
5693-WD1	CATIA-WELD DESIGN 1 PRODUCT	[***]	[***]	[***]
5691-WD1	CATIA-WELD DESIGN 1 PRODUCT	[***]	[***]	[***]
5693-HA1	CATIA-HEALING ASSISTANT 1 PRODUCT	[***]	[***]	[***]
5691-HA1	CATIA-HEALING ASSISTANT 1 PRODUCT	[***]	[***]	[***]
5693-PSO	PHOTO STUDIO OPTIMIZER 2 PRODUCT	[***]	[***]	[***]
5691-PSO	PHOTO STUDIO OPTIMIZER 2 PRODUCT	[***]	[***]	[***]
5693-SPE	CATIA-DMU SPACE ENGINEERING ASSISTANT 2 PRODUCT	[***]	[***]	[***]
5691-SPE	CATIA-DMU SPACE ENGINEERING ASSISTANT 2 PRODUCT	[***]	[***]	[***]
5693-WGD	CATIA-WAVEGUIDE DIAGRAMS 2 PRODUCT	[***]	[***]	[***]
5691-WGD	CATIA-WAVEGUIDE DIAGRAMS 2 PRODUCT	[***]	[***]	[***]
5693-TUD	CATIA-TUBING DIAGRAMS 2 PRODUCTS	[***]	[***]	[***]
5691-TUD	CATIA-TUBING DIAGRAMS 2 PRODUCTS	[***]	[***]	[***]
5693-WAV	CATIA-WAVEGUIDE DESIGN 2 PRODUCT	[***]	[***]	[***]
5691-WAV	CATIA-WAVEGUIDE DESIGN 2 PRODUCT	[***]	[***]	[***]
5693-RCD	CATIA-RACEWAY & CONDUIT DESIGN 2 PRODUCT	[***]	[***]	[***]
5691-RCD	CATIA-RACEWAY & CONDUIT DESIGN 2 PRODUCT	[***]	[***]	[***]
5693-NVG	CATIA-NC MANUFACTURING VERIFICATION 2 PRODUCT	[***]	[***]	[***]
5691-NVG	CATIA-NC MANUFACTURING VERIFICATION 2 PRODUCT	[***]	[***]	[***]
5691-CV2	CATIA-CORE & CAVITY DESIGN 2 CONFIGURATION	[***]	[***]	[***]
5691-SL3	CATIA-AEROSPACE SHEETMETAL DESIGN 3 CONFIGURATION	[***]	[***]	[***]

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

2) The royalties for the following previously announced migration paths are changed from $0 to the following:

(IBM	(IBM	W/S to
PROGRAM	PROGRAM	W/S
NUMBER)	NUMBER)	UPGRADE
From V5 Products	To V5 Products	ROYALTY
5626-CGO	5691-DSE	[***]
5626-CGO	5693-DSE	[***]

3) Add the following to Table C. V4 to V5 Migration Paths and Royalty Upgrade Charges — US Royalty Table of Attachment XXIII:

(IBM	(IBM	W/S to
PROGRAM	PROGRAM	W/S
NUMBER)	NUMBER)	UPGRADE
ROYALTY
From V5 Products	To V5 Products
5693-KWG	5693-PKT	[***]
5691-KWG	5691-PKT	[***]
5626-PMP+SMP+MMP	5693-AMG	[***]
5626-PMP+SMP+MMP	5691-AMG	[***]
5626-PMP+SMP+MMP	5693-PMG+SMG+AMG	[***]
5626-PMP+SMP+MMP	5691-PMG+SMG+AMG	[***]
5626-GSD	5693-GSO	[***]
5626-GSD	5691-GSO	[***]
5626-CGO	5693-DSE+QSR	[***]
5626-CGO	5691-DSE+QSR	[***]
5626-ARW	5693-RCD	[***]
5626-ARW	5691-RCD	[***]
5626-VST	5693-PHS+PSO	[***]
5626-VST	5691-PHS+PSO	[***]
5626-FAM	5691-MO2+5691-PMG	[***]
5626-FAM	5691-MO2+5693-PMG	[***]
5626-FAM+NCR	5691-MO2+5691-PMG	[***]
5626-FAM+NCR	5691-MO2+5693-PMG	[***]
5626-MAM	5691-MO2+5691-PMG+MMG	[***]
5626-MAM	5691-MO2+5693-PMG+MMG	[***]
5626-MAM+NCR	5691-MO2+5691-PMG+MMG	[***]
5626-MAM+NCR	5691-MO2+5693-PMG+MMG	[***]
5626-MUM	5691-NCG+PMG+SMG+MMG	[***]
5626-MUM	5693-NCG+PMG+SMG+MMG	[***]
5626-MUM	5691-NCG+AMG	[***]
5626-MUM	5693-NCG+AMG	[***]
5626-DAM	5691-MD2+5691-NCG+SMG+PMG	[***]
5626-DAM	5691-MD2+5693-NCG+SMG+PMG	[***]

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

4) The IBM Program Numbers for the following CAA Licensed Programs, already added to the Agreement on Table A of Attachment XXVII, are changed from 5691 to 5693. There is no change in royalties. The new Program Numbers are:

IBM
PROGRAM
NUMBER	PRODUCT NAME
5693-DMC	CAA — Data Model Customizer
5693-CUT	CAA — C++ Unit Test Manager
5693-JUT	CAA — Java Unit Test Manager
5693-CSC	CAA — C++ Source Checker
5693-SCM	CAA — Source Code Manager

5) Web-based Learning Solutions

a) the IBM Program Numbers for the following WLS Licensed Programs licensed on an Enterprise basis, and already added to the Agreement either on Table E to Attachment XXIII or Exhibit 1 of Attachment XXII (these denoted by asterisks below), are changed from 5691 to 5795. There is no change in royalties. All WLS Licensed Programs are consolidated to Table E, and the new Program Numbers are:

IBM
PROGRAM
NUMBER	PRODUCT NAME
5795-MDC	CATIA User Companion for Mechanical Design
5795-HDS	CATIA User Companion for Hybrid Design
5795-DNC	User Companion for DMU* (for ENOVIA cusotomers)
5795-DNS	User Companion for DMU* (for CATIA customers)
5795-VMC	User Companion for VPM*
5795-M4C	CATIA User Companion for V4

b) Section C.10.12.2, added by Amendment 121 to the Agreement and further amended in Amendment 136, and Section C.10.12.3, added by Amendment 127, are deleted in their entirety and are replaced with the following as the new Section C.10.12.2:

“C.10.12.2 The CATIA V5 WLS products shall be licensed to customers under the following terms: a) The CATIA WLS V5 configuration 5795-MDC is licensed to customers on a one-to-one (1:1) relationship between the 5795-MDC configuration and each licensed CATIA V5 Part Design 1 or Part Design 2 product. This includes each licensed standard configuration (and any future configuration) which contains Part Design 1 or 2, custom configurations built using 5693-PD1 or -PDG AOP and all shared 5691-PDG products.

b) The CATIA WLS V5 product 5795-HDS is licensed to customers on a one-to-one (1:1) relationship between the 5795-HDS product and each licensed Generative Shape Design 2 product. This includes each licensed standard configuration (and any future configuration) which contains Generative Shape Design 2, custom configurations built using 5693-GSD AOP and all shared 5691-GSD products.

c) The CATIA WLS V5 configuration 5795-M4C is licensed to customers on a one-to-one (1:1) relationship between the 5795-M4C configuration and each licensed configuration of 5626-SBD,-ADD, and -DWD.

d) The CATIA WLS V5 product 5795-DNS is licensed to customers on a one-to-one (1:1) relationship between the 5795-DNS product and each licensed 5693-DN1 or -DMN add-on or 5691-DMN shareable

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

product as well as each licensed configuration (and any future configuration) which includes the CATIA/ENOVIA V5 DMU Navigator 1 or DMU Navigator 2 product.

e) The CATIA V5 WLS product 5795-SMS is licensed to customers on a one-to-one (1:1) relationship between the 5795-SMS product and each licensed CATIA V5 Sheetmetal Design 1 or Sheetmetal Design 2 product. This includes each licensed standard configuration (and any future configuration) which contains Sheetmetal Design 1 or 2, custom configurations built using 5693-SM1 or -SMD AOP and all shared 5691-SMD Products.

f) Notwithstanding the foregoing, the parties agree that IBM shall be required to use only commercially reasonable means to enforce these 1:1 license requirements and shall have a royalty obligation only for sublicenses explicitly granted. If situations are identified where the 1:1 relationship has not been applied, IBM will use commercially reasonable means to resolve such differences with the customer and royalties will be due for any additional sublicenses explicitly granted.

e) The IBM Program Number and trigram for the Companion Development Studio Licensed Program, added to the Agreement in Amendment 136, is changed from 5691-DSC to 5799-C96.

6) The following ENOVIA — DMU Navigator Solutions products are added to Table A of Attachment XXIV:

-----------------PLC RELATED ROYALTY-----------------
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT
5691-PSO	Photo Studio Optimizer 2	[***]	[***]	[***]
5693-PSO	Photo Studio Optimizer 2 AOP	[***]	[***]	[***]

7) The following Lifecycle Solution product is added to Table D of Attachment XXIV:

-----------------PLC RELATED ROYALTY-----------------
IBM
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT
5691-WFD	Workflow Designer	[***]	[***]

8) The following changes are made to Attachment XXV — SmarTeam Products, for products added under prior amendments:

a) Changes to prior Amendments

a) 5799-C91 SmartWeb Client (added by Amendment 131) is renamed to SmartWeb Navigator Client. There is nochange in royalty. b) 5799-C92 SmartBOM Editor (added by Amendment 132) is renamed to SmartWeb Briefcase Client. There is no change in royalty.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Any text removed pursuant to Dassault Systèmes’ confidential treatment request has been separately filed with the
U.S. Securities and Exchange Commission and is marked “[***]” herein.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ Thibault de Tersant	By:	/s/ R.A. Arco

	Authorized Signature		Authorized Signature
Name: Thibault de Tersant		Name: R. A. Arco

Title: VP Finance		Title: Manager, PLM Product Mgmt. & Support

Date:	May 29, 2002	Date:	June 27, 2002